Exhibit 10.1

EXECUTION COPY

METROPCS, INC.

THE GUARANTORS LISTED ON SCHEDULE I HERETO

$150,000,000

10 3/4% Senior Notes due 2011

Purchase Agreement

September 24, 2003

BEAR, STEARNS & CO. INC.

UBS SECURITIES LLC

METROPCS, INC.

$150,000,000

10 3/4% Senior Notes due 2011

PURCHASE AGREEMENT

September 24, 2003

New York, New York

BEAR, STEARNS & CO. INC.

UBS SECURITIES LLC

c/o Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, New York 10179

Ladies & Gentlemen:

MetroPCS, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Bear, Stearns & Co. Inc. and UBS Securities LLC (each, an “Initial Purchaser” and, together, the “Initial Purchasers”) $150,000,000 in aggregate principal amount of 10 3/4% Senior Notes due 2011 (the “Initial Notes”), subject to the terms and conditions set forth herein. The Notes (as defined below) will be issued pursuant to an indenture (the “Indenture”), to be dated the Closing Date (as defined below), among the Company, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will be fully and unconditionally guaranteed as to payment of principal, interest, premium and liquidated damages, if any, on an unsecured senior basis, jointly and severally by each entity listed on Schedule I hereto (collectively, the “Guarantors”) pursuant to guarantees (the “Guarantees”) included in the Indenture.

1. Issuance of Securities. The Company proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the Initial Purchasers an aggregate of $150,000,000 in principal amount of Initial Notes. The Initial Notes and the Exchange Notes (as defined below) issuable in exchange therefor are referred to herein collectively as the “Notes.”

Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the “Act”), the Initial Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH

PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (a) (1), (2), (3) OR (7) OF THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO METROPCS, INC. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF METROPCS, INC. SO REQUESTS), (2) TO METROPCS, INC. OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.”

2. Offering. The Initial Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Act. The Company has prepared a preliminary offering memorandum, dated September 12, 2003 (the “Preliminary Offering Memorandum”), and a final offering memorandum, dated September 24, 2003 (the “Offering Memorandum”), relating to the Company and its subsidiaries and the Notes.

The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the “Exempt Resales”) of the Initial Notes only on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be “qualified institutional buyers,” as defined in Rule 144A under the Act (“QIBs”) and (ii) non-U.S. persons outside the United States in reliance upon Regulation S (“Regulation S”) under the Act (each, a “Reg S Investor”). The QIBs and the Reg S Investors are collectively referred to herein as the “Eligible Purchasers.” The Initial Purchasers will offer the Initial Notes to such Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

Holders (including subsequent transferees) of the Initial Notes will have the registration rights set forth in the registration rights agreement relating thereto (the “Registration Rights Agreement”), to be dated as of the Closing Date, for so long as such Initial Notes constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree, among other things, to file with the Securities and Exchange Commission (the “Commission”), under the circumstances set forth therein, (i) a registration statement under the Act (the “Exchange Offer Registration Statement”) relating to the Company’s 10¾% Senior Notes due 2011 (the “Exchange Notes”) and Guarantees thereof to be offered in exchange for the Initial Notes and Guarantees thereof (the “Exchange Offer”) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, the “Registration Statements”) relating to the resale by certain holders of the Initial Notes. This Agreement, the Notes, the Guarantees, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the “Operative Documents.”

3. Purchase, Sale and Delivery.

(a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the principal amount of Initial Notes set forth opposite the name of such Initial Purchaser on Schedule II hereto. The purchase price for the Initial Notes will be $970 per $1,000 principal amount of the Initial Notes.

(b) Delivery of the Initial Notes shall be made, against payment of the purchase price therefor, at the offices of Latham & Watkins LLP, New York, New York or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m., New York City time, on September 29, 2003 or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and payment are herein called the “Closing Date.”

(c) On the Closing Date, one or more Initial Notes in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), having an aggregate amount corresponding to the aggregate principal amount of the Initial Notes (the “Global Notes”) sold pursuant to Exempt Resales to Eligible Purchasers shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the purchase price therefor, by wire transfer of same day funds, to an account designated by the Company; provided that the Company shall give at least two business days’ prior written notice to the Initial Purchasers of the information required to effect such wire transfer. The Global Notes shall be made available to the Initial Purchasers for inspection not later than 5:00 p.m. on the business day immediately preceding the Closing Date.

4. Agreements of the Company and the Guarantors. Each of the Company and the Guarantors covenants and agrees with the Initial Purchasers as follows:

(a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing (i) of the issuance by any state securities commission or other regulatory authority of any stop order or order suspending the qualification or exemption from qualification of any Notes or the Guarantees thereof for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that makes any statement of a material fact made in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company and the Guarantors shall use their respective commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any Notes or the Guarantees thereof under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any Notes or the Guarantees thereof under any state securities or Blue Sky laws, the Company and the Guarantors shall use their respective commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Company and the Guarantors consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

(c) Not to amend or supplement the Offering Memorandum during such period as in the opinion of counsel for the Initial Purchasers the Offering Memorandum is required by law to be delivered in connection with Exempt Resales unless the Initial Purchasers previously have been advised thereof and have either consented to such amendment or supplement or not objected thereto within a reasonable time (which shall not in any case be longer than five full business days after receipt of such proposed amendment or supplement) after being furnished a copy thereof. The Company and the Guarantors shall promptly prepare, upon the Initial Purchasers’ request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be necessary or advisable in connection with such Exempt Resales.

(d) If, during the period referred to in 4(c) above, any event occurs as a result of which, in the judgment of the Company and the Guarantors or in the reasonable opinion of counsel for the Company and the Guarantors or counsel for the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if it is necessary or advisable to amend or supplement the Offering Memorandum to comply with applicable law, (i) to notify the Initial Purchasers and (ii) forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law.

(e) To cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification or registration of the Initial Notes and the Guarantees thereof under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however, that neither the Company nor any Guarantor shall be required in connection therewith to register or qualify as a foreign corporation or a foreign limited liability company where it is not now so qualified or to take any action that would subject it to taxation or service of process in any jurisdiction where it is not now so subject.

(f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to the performance of the obligations of the Company and the Guarantors hereunder, including in connection with: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto, (ii) the preparation (including, without limitation, duplication costs) and delivery of all agreements, correspondence and all other documents prepared and delivered in connection herewith and with the Exempt Resales, (iii) the issuance, transfer and delivery of the Initial Notes and the Guarantees thereof to the Initial Purchasers, (iv) the qualification or registration of the Notes and the Guarantees thereof for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the cost of printing and mailing a preliminary and final Blue Sky memorandum and the reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto), (v) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be requested for use in connection with Exempt Resales, (vi) the fees, disbursements and expenses of the Company’s and the Guarantors’ counsel and accountants, (vii) all fees and expenses (including fees and expenses of counsel) of the Company and the Guarantors in connection with the approval of the Notes by DTC for “book-entry” transfer, (viii) the rating of the Notes by rating agencies, (ix) the reasonable fees and expenses of the Trustee and its counsel, (x) the performance by the Company and the Guarantors of their other obligations under this Agreement and the other Operative Documents and (xi) “roadshow” travel and other expenses incurred in connection with the marketing and sale of the Notes. Except as expressly provided in this Agreement or, to the extent applicable, in the Registration Rights Agreement, the Initial Purchasers will pay their own costs and expenses, including, without limitation, the fees and expenses of their counsel and any fees and expenses incurred by the Initial Purchasers in connection with any investigations of the officers and directors of the Company.

(g) To use the proceeds from the sale of the Initial Notes in the manner described in the Offering Memorandum under the caption “Use of Proceeds.”

(h) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Initial Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Initial Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Act.

(i) For so long as any of the Notes remain outstanding and during any period in which the Company and the Guarantors are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to make available upon request to any holder or beneficial owner of Initial Notes in connection with any sale thereof and any prospective purchaser of such Initial Notes from such holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

(j) To comply with all of its agreements set forth in the Registration Rights Agreement and all of its agreements set forth in the representation letters to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(k) To use commercially reasonable efforts to effect the inclusion of the Notes in The PORTALSM Market (“PORTAL”) and to obtain approval of the Initial Notes by DTC for “book-entry” transfer.

(l) Prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared in the ordinary course by the Company, copies of any unaudited interim financial statements for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

(m) Not to take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes. Except as permitted by the Act, neither the Company nor any Guarantor will distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum, or (iii) other offering material in connection with the offering and sale of the Notes.

(n) Prior to the Closing Date, not to issue any press release or other communications directly or indirectly or hold any press conference with respect to the issuance of the Initial Notes, the Company or any of its subsidiaries, the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company or any of its subsidiaries, without the prior consent of the Initial Purchasers, such consent not to be unreasonably withheld or delayed.

(o) To use its commercially reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement prior to or after the

Closing Date and to satisfy all conditions precedent on their part to the delivery of the Initial Notes and the Guarantees thereof except to the extent any such condition has been waived in writing by the Initial Purchasers.

5. Representations and Warranties. (a) The Company and the Guarantors, jointly and severally, represent and warrant to the Initial Purchasers that:

(i) The Preliminary Offering Memorandum as of its date did not, and the Offering Memorandum as of its date did not, and as of the Closing Date will not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company and the Guarantors in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

(ii) Each of the Company and its subsidiaries (A) has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation, (B) has all requisite corporate or limited liability company power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and (C) is duly qualified and is in good standing as a foreign corporation or limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to (1) result in a material adverse effect on the properties, business, results of operations, condition (financial or other) or prospects of the Company and its subsidiaries, taken as a whole, (2) interfere with or adversely affect the issuance or marketability of the Notes or (3) in any manner draw into question the validity of this Agreement or any other Operative Document (any of the events set forth in clauses (1), (2) or (3), a “Material Adverse Effect”).

(iii) The Company has no subsidiaries other than the entities listed on Schedule I hereto.

(iv) All of the outstanding equity interests of each subsidiary of the Company is owned, directly or indirectly, by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance (except for Permitted Liens (as defined in the Offering Memorandum)); and all such securities have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

(v) When the Initial Notes and the Guarantees thereof are issued and delivered pursuant to this Agreement, no Initial Note or Guarantee thereof will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company or any Guarantor that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

(vi) Each of the Company and the Guarantors has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.

(vii) This Agreement has been duly and validly authorized, executed and delivered by the Company and each Guarantor and is the legal, valid and binding agreement of the Company and each Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity and the unenforceability under certain circumstances under federal or state securities law of provisions providing for the indemnification of a party.

(viii) The Indenture has been duly and validly authorized by the Company and each Guarantor and, when duly executed and delivered by the Company and each Guarantor, will be the legal, valid and binding agreement of the Company and each Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder. The Offering Memorandum contains a summary of the terms of the Indenture, which summary is accurate in all material respects.

(ix) The Registration Rights Agreement has been duly and validly authorized by the Company and each Guarantor and, when duly executed and delivered by the Company and each Guarantor, will be the legal, valid and binding obligation of the Company and each Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity and the unenforceability under certain circumstances under federal or state securities law of provisions providing for the indemnification of a party. The Offering Memorandum contains a summary of the terms of the Registration Rights Agreement, which summary is accurate in all material respects.

(x) The Initial Notes have been duly and validly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a summary of the terms of the Notes, which summary is accurate in all material respects.

(xi) The Guarantees of the Initial Notes have been duly and validly authorized by each of the Guarantors and, when executed and delivered in accordance with the terms of the Indenture and when the Initial Notes have been issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of each of the Guarantors, enforceable against each of them in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a summary of the terms of the Guarantees, which summary is accurate in all material respects.

(xii) The Exchange Notes have been duly and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity.

(xiii) The Guarantees of the Exchange Notes have been duly and validly authorized by each of the Guarantors and, when executed and delivered in accordance with the terms of the Indenture and when the Exchange Notes have been issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will be the legal, valid and binding obligations of each of the Guarantors, enforceable against each of them in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity.

(xiv) Each of the Company and its subsidiaries is not (A) in violation of its charter or bylaws or other organizational documents, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject that, could, individually or in the aggregate, reasonably be expected to have a

Material Adverse Effect or (C) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, (x) the Federal Communications Act of 1934, as amended (the “Communications Act”) and (y) rules or regulations of the Federal Communications Commission (the “FCC”)) applicable to it or any of its assets or properties (whether owned or leased) that, in the case of clause (B) and (C) above, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company and the Guarantors, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument.

(xv) Neither (A) the execution, delivery or performance by the Company or any Guarantor of this Agreement or any of the other Operative Documents to which it is a party or (B) the issuance and sale of the Notes and the use of proceeds therefrom as described in the Offering Memorandum under the caption “Use of Proceeds,” and the issuance of the Guarantees violates or constitutes a breach of any of the terms or provisions of, or will violate or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or require consent under (except for consents that have already been obtained), or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to, (1) the charter or bylaws or other organizational documents of the Company or any of its subsidiaries, (2) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their properties are subject, (3) any statute, rule or regulation (including, without limitation, the Communications Act and the rules and regulations of the FCC) applicable to the Company or any of its subsidiaries or any of their assets or properties or (4) any judgment, order or decree of any court or governmental agency, body or authority or administrative agency (including, without limitation, the FCC) having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, except, in the case of clause (2), (3) and (4) above, for such violations, breaches or defaults as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or authority or administrative agency (including, without limitation, the FCC) or (B) any other person is required for (1) the execution, delivery and performance by each of the Company and the Guarantors of this Agreement or any of the other Operative Documents to which it is a party or (2) the issuance and sale of the Notes, the issuance of the Guarantees and the transactions contemplated hereby and thereby, except such as have been or will be obtained and made on or prior to the Closing Date (or, in the case of the Registration Rights Agreement, will be obtained and made under the Act, the Trust Indenture Act, and state securities or Blue Sky laws and regulations).

(xvi) There is (A) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or authority or administrative agency

(including, without limitation, the FCC), domestic or foreign, now pending or threatened in writing or, to the knowledge of the Company and the Guarantors, contemplated to which the Company or any of its subsidiaries is or may be a party or to which the assets or property of the Company or any of its subsidiaries, is or may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, body or authority or administrative agency (including, without limitation, the FCC) or that has been proposed by any governmental agency, body or authority or administrative agency (including, without limitation, the FCC) and (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets or property of the Company or any of its subsidiaries is or may be subject, that, in the case of clauses (A), (B) and (C) above, (1) is required to be disclosed in the Preliminary Offering Memorandum and the Offering Memorandum and that is not so disclosed or (2) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvii) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency, body or authority or administrative agency (including, without limitation, the FCC) that prevents the issuance of the Notes or the Guarantees or prevents or suspends the use of the Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or the Guarantees or prevents or suspends the sale of the Notes or the Guarantees in any jurisdiction referred to in Section 4(e) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

(xviii) There is (A) no material unfair labor practice complaint pending against the Company or any of its subsidiaries nor threatened in writing against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no material grievance or material arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or threatened in writing against any of them, (B) no material strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries nor threatened in writing against any of them and (C) to the knowledge of the Company and the Guarantors, no union representation question existing with respect to the employees of the Company or any of its subsidiaries. To the knowledge of the Company and the Guarantors, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries. None of the Company or any of its subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations thereunder, except those violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xix) None of the Company or any of its subsidiaries has violated, or is in violation of, any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), which violations could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx) There is no alleged liability, or to the knowledge of the Company and the Guarantors, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or any of its subsidiaries arising out of, based on or resulting from (A) the presence or release into the environment of any Hazardous Material (as defined below) at any location, whether or not owned by the Company or such subsidiary, as the case may be, or (B) any violation or alleged violation of any Environmental Law, which alleged or potential liability is required to be disclosed in the Offering Memorandum, other than as disclosed therein, or could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (1) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (2) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (3) any petroleum or petroleum product, (4) any polychlorinated biphenyl and (5) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

(xxi) Each of the Company and its subsidiaries holds such permits, licenses, certificates, approvals, franchises and authorizations of, and has made all declarations and filings with, governmental or regulatory authorities (“Permits”), including, without limitation, under the Communications Act, under rules and regulations of the FCC and under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its businesses, except where the failure to have such Permits could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Permits are valid and in full force and effect, and each of the Company and its subsidiaries is in compliance in all material respects with the terms and conditions of all such Permits and with the rules and regulations of the governmental or regulatory authorities (including, without limitation, the FCC) having jurisdiction with respect thereto. Neither the Company or any of its subsidiaries has any reason to believe that any governmental or regulatory authority is considering revoking, suspending or terminating any such Permit, and no event has occurred that allows, or after notice or lapse of time would allow, such revocation, suspension or termination or that results or would result in any other material impairment of the rights of the holder of any such Permit; and, except as described in the Offering Memorandum, such Permits contain no restrictions that are materially burdensome to the Company or any such subsidiary, as the case may be.

(xxii) Each of the Company and its subsidiaries has (A) good and marketable title to all of the properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions (except for Permitted Liens and taxes not yet payable) and (B) peaceful and undisturbed possession under all material leases to which any of them is a party as lessee and each of which lease is valid and binding and no default exists thereunder, except for defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All material leases to which the Company or any of its subsidiaries is a party are valid and binding, and no default by the Company or such subsidiary, as the case may be, has occurred and is continuing thereunder and, to the knowledge of the Company and the Guarantors, no material defaults by the landlord are existing under any such lease, except those defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxiii) Each of the Company and its subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the “Intellectual Property”) presently employed by it in connection with the businesses now operated by it or that are proposed to be operated by it, free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person (except for Permitted Liens), and none of the Company or any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, except such infringements of or conflicts with asserted rights of others that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company or any of its subsidiaries does not infringe on the rights of any person, except such infringements as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxiv) All material tax returns required to be filed by the Company or any of its subsidiaries in all jurisdictions have been so filed and are accurate. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those (A) which, if not paid, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) being contested in good faith and for which adequate reserves have been provided or (C) currently payable without penalty or interest. To the knowledge of the Company and the Guarantors, there are no material proposed additional tax assessments against the Company or any of its subsidiaries, or the assets or property of the Company or any of its subsidiaries, except those tax assessments for which adequate reserves have been established.

(xxv) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

(xxvi) Each of the Company and its subsidiaries maintains insurance covering its properties, operations, personnel and businesses, insuring against such losses and risks as are consistent with industry practice to protect the Company and its subsidiaries and their respective businesses. None of the Company or any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.

(xxvii) Except as disclosed in the Offering Memorandum, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, that would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission.

(xxviii) None of the Company or any of its subsidiaries is, or after giving effect to the offering of Notes and applying the net proceeds as described in the Offering Memorandum under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxix) There are no holders of securities of the Company or any of its subsidiaries who, by reason of the execution by the Company or any of the Guarantors of this Agreement or any other Operative Document to which it is a party or the consummation by the Company or any of the Guarantors of the transactions contemplated hereby and thereby, have the right to request or demand that the Company or any of its subsidiaries register under the Act or analogous foreign laws and regulations securities held by them other than pursuant to the Registration Rights Agreement.

(xxx) None of the Company or any of its subsidiaries has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Notes or (B) since the date of the Preliminary Offering Memorandum, paid or agreed to pay to any person (other than the Initial Purchasers) any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries.

(xxxi) The accountants who have certified or will certify the financial statements included or to be included as part of the Offering Memorandum are (or in the case of Arthur Andersen LLP, were at the time of such certification) independent accountants as required by the Act. The historical consolidated financial statements, together with related schedules and notes thereto, comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act and present fairly in all material respects the financial position and results of operations of the Company and its subsidiaries at the dates and for the periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The other financial and statistical information and data included in the Offering Memorandum derived from the historical consolidated financial statements, are accurately presented in all material respects and prepared on a basis consistent with the historical consolidated financial statements, included in the Offering Memorandum and the books and records of the Company and its subsidiaries.

(xxxii) No registration under the Act of the Initial Notes or the Guarantees thereof is required for the sale of the Initial Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming (A) that the purchasers who buy the Initial Notes in the Exempt Resales are Eligible Purchasers and (B) the accuracy of the Initial Purchasers’ representations and compliance by the Initial Purchasers with their agreements, in each case, as set forth in Section 5(b) hereof.

(xxxiii) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company or any of the Guarantors or any of their representatives (other than the Initial Purchasers and their representatives, as to which the Company and the Guarantors make no representation or warranty) in connection with the offer and sale of any of the Initial Notes or the Guarantees thereof or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes and the Guarantees have been offered or sold by the Company or any of its subsidiaries within the six-month period immediately prior to the date hereof.

(xxxiv) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Initial Notes to be purchased by Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986. The representation made by the Company and the Guarantors in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by Eligible Purchasers as set forth in the Offering Memorandum under the caption “Notice to Investors.”

(xxxv) The statistical, industry and market-related data included in the Offering Memorandum are based on or derived from management estimates and third-party sources, and the Company and the Guarantors believe such estimates and sources are reasonable, reliable and accurate in all material respects.

(xxxvi) Since the respective dates as of which information is given in the Offering Memorandum, (A) there has not been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its subsidiaries from that set forth in the Offering Memorandum, (B) no dividend or distribution of any kind has been declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, (C) none of the Company or any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum and (D) none of the Company or any of its subsidiaries has entered into any material transaction not in the ordinary course of business, except as described in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there has not occurred any change, or any development that is reasonably likely to result in a Material Adverse Effect.

(xxxvii) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

(xxxviii) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act.

(xxxix) None of the Company, the Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Initial Notes.

(xl) Assuming the accuracy of the Initial Purchasers’ representation set forth in Section 5(b)(vi), the Initial Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

(xli) The sale of the Initial Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

(xlii) The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Initial Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(g)(2).

(xliii) The Initial Notes sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day distribution compliance period referred to in Rule 903(b)(3) under the Act and only upon certification of beneficial ownership of such Initial Notes by non-U.S. persons or U.S. persons who purchased such Initial Notes in transactions that were exempt from the registration requirements of the Act.

(xliv) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Notes, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations. Each of the Company and the Guarantors does not own, and none of the proceeds from the offering of the Notes will be used directly or indirectly to purchase or carry, any “margin stock” as defined in Regulation U.

(xlv) Neither the Company nor any Guarantor intends to, nor believes that it will, incur debts beyond its ability to pay such debts as they mature. The present fair saleable value of the assets of the Company and each Guarantor exceeds the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured. The assets of the Company and each Guarantor do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Upon the issuance of the Notes and the Guarantees, the present fair saleable value of the assets of the Company and each Guarantor will exceed the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured. Upon the issuance of the Notes and the Guarantees, the assets of the Company and each Guarantor will not constitute unreasonably small capital to carry out its business as now conducted, including the capital needs of the Company and such Guarantor, taking into account the projected capital requirements and capital availability.

(xlvi) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company and its subsidiaries and any other person that would give rise to a valid claim against the Company or any of its subsidiaries or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Notes.

(xlvii) There exist no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under any of the Operative Documents.

(xlviii) Neither the Company nor any of its subsidiaries has distributed or, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Initial Notes, will distribute any material in connection with the offering and sale of the Initial Notes other than the Preliminary Offering Memorandum, the Offering Memorandum or other material, if any, not prohibited by the Act and the Financial Services and Markets Act 2000 of the United Kingdom (“FSMA”) (or regulations promulgated under the Act or the FSMA) and approved by the Initial Purchasers, such approval not to be unreasonably withheld or delayed.

(xlix) Neither the Company nor any Guarantor has entered nor will enter into any contractual arrangement with respect to the distribution of the Initial Notes except for this Agreement.

(l) Each certificate signed by any officer of the Company or any Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor, as the case may be, to the Initial Purchasers as to the matters covered thereby.

Each of the Company and the Guarantors acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel for the Company and the Guarantors and counsel for the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

(b) Each of the Initial Purchasers, severally and not jointly, represents, warrants and covenants to the Company and the Guarantors and agrees that:

(i) Such Initial Purchaser is an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Act) with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Initial Notes.

(ii) Such Initial Purchaser (A) is not acquiring the Initial Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Initial Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A under the Act and in offshore transactions in reliance upon Regulation S.

(iii) No form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Initial Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(iv) Such Initial Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Initial Notes only from, and will offer to sell the Initial Notes only to, Eligible Purchasers. Such Initial Purchaser further (A) agrees that it will offer to sell the Initial Notes only to, and will solicit offers to buy the Initial Notes only from (1) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs and (2) Reg S Investors and (B) acknowledges and agrees that, in the case of such QIBs and such Reg S Investors, that such Initial Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (x)(I) in the United States to a person who the seller reasonably believes is a QIB, (II) outside the United States in an offshore transaction (as defined in Rule 902 under the Act) in accordance with Rule 904 under the Act, (III) in a transaction meeting the requirements of Rule 144 under the Act, (IV) to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of the Act that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Initial Notes less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act or (V) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Company so requests), (y) to the Company or any of its subsidiaries, (z) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) acknowledges that it will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (B) above.

(v) Such Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Initial Notes or the Guarantees thereof.

(vi) The Initial Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

(vii) The sale of Initial Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

(viii) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Initial Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Initial Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day distribution compliance period, it will not cause any advertisement with respect to the Initial Notes (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Initial Notes, except such advertisements as are permitted by and include the statements required by Regulation S.

(ix) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Initial Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day distribution compliance period referred to in Rule 903(b)(3) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Initial Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. Persons (A) as part of your distribution at any time or (B) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act or another exemption from the registration requirements of the Securities Act, and in connection with any subsequent sale by you of the Initial Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S.”

(x) Such Initial Purchaser agrees that the Initial Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day distribution compliance period referred to in Rule 903(b)(3) under the Act and only upon certification of beneficial ownership of such Initial Notes by non-U.S. persons or U.S. Persons who purchased such Initial Notes in transactions that were exempt from the registration requirements of the Act.

The Initial Purchasers acknowledge that the Company and the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel for the Company and the Guarantors and counsel for the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

6. Indemnification.

(a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Initial Purchaser, (ii) each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor any Guarantor will be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company and the Guarantors in writing by or on behalf of the Initial Purchasers expressly for use therein. This indemnity agreement will be in addition to any liability that the Company and the Guarantors may otherwise have, including under this Agreement.

(b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless (i) the Company and the Guarantors, (ii) each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and (iii) the officers, directors, partners, employees, representatives and agents of the Company and the Guarantors, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to such Initial Purchaser furnished to the Company and the Guarantors in writing by or on behalf of such Initial Purchaser expressly for use therein; provided, however, that in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by such Initial Purchaser. This indemnity will be in addition to any liability that the Initial Purchasers may otherwise have, including under this Agreement.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume and control the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded, based upon the advice of such counsel, that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided that such consent was not unreasonably withheld.

7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable from an indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, liabilities, claims, damages and expenses suffered by the Company or any Guarantor, any contribution received by the Company and the Guarantors from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company or any of the Guarantors within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company, the Guarantors and the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Initial Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of Initial Notes (net of discounts and commissions but before deducting expenses) received by the Company and the Guarantors and (ii) the discounts and commissions received by the Initial Purchasers, respectively. The relative fault of the Company and the Guarantors, on the one hand, and of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, any Guarantor or any Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Initial Notes purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, (A) each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of such Initial Purchaser or any controlling person shall have the same rights to contribution as such Initial Purchaser, and (A) each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of the Company and the Guarantors shall have the same rights to contribution as the Company and the Guarantors, subject in each case to clauses (i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided that such written consent was not unreasonably withheld. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Initial Notes purchased by each of the Initial Purchasers hereunder and not joint.

8. Conditions of Initial Purchaser’s Obligations. The obligations of the Initial Purchasers to purchase and pay for the Initial Notes, as provided herein, shall be subject to the satisfaction of the following conditions:

(a) All of the representations and warranties of the Company and the Guarantors contained in this Agreement (x) that are qualified as to materiality or knowledge shall be true and correct in all respects and (y) that are not so qualified shall be true and correct in all material respects, in each case on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company and each Guarantor shall have performed or complied with all of the agreements contained herein and required to be performed or complied with by it on or prior to the Closing Date.

(b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 4:00 p.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Initial Notes or the Guarantees thereof in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened in writing.

(c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of the Initial Notes or the Guarantees thereof; no action, suit, investigation or proceeding shall have been commenced and be pending against or affecting or threatened in writing against or, to the knowledge of the Company and the Guarantors, contemplated against, the Company or any of its subsidiaries before any court or arbitrator or any governmental agency, body or authority or administrative agency (including, without limitation, the FCC) that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or that could reasonably be expected to have a Material Adverse Effect.

(d) Since the respective dates as of which information is given in the Offering Memorandum, (i) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its subsidiaries from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, (iii) none of the Company or any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum and (iv) none of the Company or any of its subsidiaries shall have entered into any material transaction not in the ordinary course of business, except as described in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there has not occurred any change, or any development that is reasonably likely to result in a Material Adverse Effect.

(e) The Initial Purchasers shall have received certificates, dated the Closing Date, signed on behalf of the Company and each Guarantor, in form and substance satisfactory to the Initial Purchasers, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8 and that, as of the Closing Date, the Company and such Guarantor, as the case may be, has satisfied all conditions on its part to be satisfied hereunder on or prior thereto.

(f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Andrews Kurth L.L.P., counsel for the Company and the Guarantors, in substantially the form set forth in Exhibit A hereto.

(g) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, Wilmer, Cutler & Pickering, special regulatory counsel for the Company and the Guarantors, in substantially the form set forth in Exhibit B hereto.

(h) At the time this Agreement is executed and at the Closing Date, the Initial Purchasers shall have received from Pricewaterhouse Coopers LLP, independent auditors, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel for the Initial Purchasers with respect to the financial statements and certain financial information of the Company and its subsidiaries contained in the Offering Memorandum.

(i) The Initial Purchasers shall have received an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, of Latham & Watkins LLP, counsel for the Initial Purchasers, covering such matters as are customarily covered in such opinions.

(j) Prior to the Closing Date, the Company and the Guarantors shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

(k) The Company, the Guarantors and the Trustee shall have entered into the Indenture, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

(l) The Company, the Guarantors and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

(m) The Initial Purchasers shall have received a certificate, substantially in the form of Exhibit C hereto, dated the date of this Agreement, of the Vice President of Finance and Chief Financial Officer of the Company.

(n) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any Guarantor or any securities of the Company or any Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any Guarantor or any securities of the Company or any Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

(o) The Notes shall have been approved for trading on PORTAL.

(p) All opinions, certificates, letters and other documents required by this Section 8 to be delivered by the Company and the Guarantors will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers. The Company and the Guarantors shall furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request.

9. Initial Purchasers’ Information. The Company and the Guarantors acknowledge that the statements with respect to the offering of the Initial Notes set forth in the third sentence of the second paragraph, the first and fifth sentences of the fourth paragraph, the fifth sentence of the seventh paragraph and the eighth paragraph under “Plan of Distribution” in the Offering Memorandum constitute the only information relating to any of the Initial Purchasers furnished to the Company and the Guarantors in writing by or on behalf of the Initial Purchasers expressly for use in the Offering Memorandum.

10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Initial Purchasers, the Company and the Guarantors contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of an Initial Purchaser, any controlling person thereof, or by or on behalf of the Company, the Guarantors or any controlling person thereof, and shall survive delivery of and payment for the Initial Notes to and by the Initial Purchasers. The representations contained in Section 5 and the agreements contained in Sections 4(f), 6, 7 and 11(d) shall survive the termination of this Agreement, including any termination pursuant to Section 11.

11. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

(b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers’ part to the Company or any of the Guarantors if, on or prior to such date, (i) the Company or any of the Guarantors failed, refused or was unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Initial Purchasers hereunder as provided in Section 8 is not fulfilled when and as required, (iii) in the judgment of the Initial Purchasers, any material adverse change has occurred since the respective dates as of which information is given in the Offering Memorandum in the condition (financial or otherwise), business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of the Company and its subsidiaries, taken as a whole, other than as set forth in the Offering Memorandum, or (iv)(A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for the Company’s or any Guarantor’s securities or for securities in general; or (B) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been established, or maximum ranges for prices for securities shall have been required, on such exchange or the Nasdaq National Market, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) a banking moratorium has been declared by federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons has been declared; or (D) there has occurred an outbreak or escalation of hostilities or acts of terrorism involving the United States, or there is a declaration by the United States of a national emergency or war, or there is any other calamity or crisis or any change in political, financial or economic conditions, the effect of which, in any such case, is, in the Initial Purchasers’ judgment, to make it inadvisable or impracticable to proceed with the offering, sale or delivery of the Initial Notes on the terms and in the manner contemplated in the Offering Memorandum; or (E) there has been such a material adverse change in general economic, political or financial conditions or the effect of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers’ judgment, makes it inadvisable or impracticable to proceed with the delivery of the Initial Notes as contemplated hereby.

(c) Any notice of termination pursuant to this Section 11 shall be by telephone or facsimile and, in either case, confirmed in writing by letter.

(d) If this Agreement is terminated pursuant to any of the provisions hereof (other than pursuant to clause (iv) of Section 11(b), in which case each party will be responsible for its own expenses), or if the sale of the Initial Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or comply with any provision hereof, the Company and the Guarantors shall reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and expenses of the Initial Purchasers’ counsel), incurred by the Initial Purchasers in connection herewith.

(e) If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Initial Notes that it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Initial Notes that such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Initial Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial

Purchaser shall be obligated severally, in the proportion that the principal amount of the Initial Notes set forth opposite its name in Schedule II bears to the aggregate principal amount of the Initial Notes that all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as Bear, Stearns & Co. Inc. (“Bear Stearns”) may specify, to purchase the Initial Notes that such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Initial Notes that any Initial Purchaser has agreed to purchase pursuant to Section 3 hereof be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of the Initial Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Initial Notes and the aggregate principal amount of the Initial Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Initial Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such Initial Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case that does not result in termination of this Agreement, either Bear Stearns or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

12. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchasers shall be mailed, delivered, telecopied and confirmed in writing or sent by a nationally recognized overnight courier service guaranteeing delivery on the next business day to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Corporate Finance Department, telecopy number: (212) 272-3092, with a copy to Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention: Ian Blumenstein, telecopy number: (212) 751-4864; and if sent to the Company and the Guarantors, shall be mailed, delivered, telecopied and confirmed in writing or sent by a nationally recognized overnight courier service guaranteeing delivery on the next business day to MetroPCS, Inc., 8144 Walnut Hill Lane, Dallas, Texas 75231, Attention: Chief Financial Officer, telecopy number: (214) 265-2570, with a copy to Andrews Kurth L.L.P., 600 Travis, Suite 4200, Houston, Texas 77002, Attention: Henry Havre, telecopy number: (713) 238-7279.

13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Company, the Guarantors and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

14. Construction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

15. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

16. Counterparts. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

[Signature page to follow]

If the foregoing correctly sets forth the understanding among the Initial Purchasers, the Company and the Guarantors, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

METROPCS, INC.

By:	/s/ Roger D. Linquist
	Name:	Roger D. Linquist
	Title:	President and Chief Executive Officer

METROPCS WIRELESS, INC.
METROPCS CALIFORNIA/FLORIDA, INC.
METROPCS CHICO, INC.
METROPCS GEORGIA, INC.
GWI PCS1, INC.
GWI PCS2, INC.
GWI PCS3, INC.
GWI PCS4, INC.
GWI PCS5, INC.
GWI PCS6, INC.
GWI PCS7, INC.
GWI PCS8, INC.
GWI PCS9, INC.
GWI PCS10, INC.
GWI PCS11, INC.
GWI PCS12, INC.
GWI PCS13, INC.
GWI PCS14, INC.
REAUCTION, INC.
PCS81, LLC

By:	/s/ Roger D. Linquist
	Name:	Roger D. Linquist
	Title:	President and Chief Executive Officer of each of the foregoing entities

Accepted and agreed to as of

the date first above written:

BEAR, STEARNS & CO. INC.

By:	/s/ Fred J. Turpin, Jr.
Name: Fred J. Turpin, Jr.
Title: Managing Director

UBS SECURITIES LLC

By:	/s/ John C. Duggan
Name: John C. Duggan
Title: Director

By:	/s/ Michael F. Newcomb II
Name: Michael F. Newcomb II
Title: Director, High Yield Capital Markets

SCHEDULE I

Guarantors/Subsidiaries

MetroPCS Wireless, Inc.

MetroPCS California/Florida, Inc.

MetroPCS Chico, Inc.

MetroPCS Georgia, Inc.

GWI PCS1, Inc.

GWI PCS2, Inc.

GWI PCS3, Inc.

GWI PCS4, Inc.

GWI PCS5, Inc.

GWI PCS6, Inc.

GWI PCS7, Inc.

GWI PCS8, Inc.

GWI PCS9, Inc.

GWI PCS10, Inc.

GWI PCS11, Inc.

GWI PCS12, Inc.

GWI PCS13, Inc.

GWI PCS14, Inc.

Reauction, Inc.

PCS81, LLC

SCHEDULE II

Initial Purchaser	Principal Amount of Notes
Bear, Stearns & Co. Inc.	$108,000,000
UBS Securities LLC	42,000,000

Total	$150,000,000